                                                                EXHIBIT 99.1


                       FNB FINANCIAL SERVICES CORPORATION
                       EMPLOYEES' SAVINGS PLUS AND PROFIT
                                  SHARING PLAN

                              FINANCIAL STATEMENTS
                            FOR THE THREE YEARS ENDED
                                DECEMBER 31, 1996

                       FNB FINANCIAL SERVICES CORPORATION
                       EMPLOYEES' SAVINGS PLUS AND PROFIT
                                  SHARING PLAN


                                    Contents


                                                                          Page
                                                                          ----

INDEPENDENT AUDITORS' REPORT                                               2

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                            3

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH
  FUND INFORMATION                                                       4 - 6

NOTES TO FINANCIAL STATEMENTS                                            7 - 9

                          INDEPENDENT AUDITORS' REPORT



To the Plan Administrator of
the FNB Financial Services Corporation Employees'
Savings Plus and Profit Sharing Plan


We have audited the accompanying statements of net assets available for benefits of the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits with fund information for the three years ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits with fund information for the three years ended December 31, 1996 in conformity with generally accepted accounting principles.


                              /s/ Cherry Bekaert & Holland, L.L.P.



Greensboro, North Carolina
June 13, 1997


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                                                                               3

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                 Statement of Net Assets Available for Benefits
                           December 31, 1996 and 1995

                                     Assets

                                                           1996               1995
                                                        ----------         ----------

CASH AND CASH EQUIVALENTS                               $   23,860         $   27,295
INVESTMENTS, AT FAIR VALUE
  Shares of registered investment companies
      Provident Mutual Fixed Income Fund                    79,843             99,361
      Vanguard Wellesley Income Fund                       251,231            133,617
      Fidelity Financial Trust Retirement
          Growth Fund                                      719,721            671,469
  FNB Financial Services Corporation Stock                 149,339             75,020
                                                        ----------         ----------

              TOTAL ASSETS                               1,223,994          1,006,762


                           Liabilities

ACCRUED EXPENSES                                             8,973              9,734
                                                        ----------         ----------

              NET ASSETS AVAILABLE FOR BENEFITS         $1,215,021         $  997,028
                                                        ==========         ==========



See notes to financial statements.

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                Statements of Changes in Net Assets Available for
                         Benefits with Fund Information
                          Year Ended December 31, 1996


                                                        Participant Directed
                                          ---------------------------------------------
                                              Stable          Balanced         Growth
                                          Principal Fund        Fund        Equity Fund
                                          --------------        ----        -----------

ADDITIONS TO NET ASSETS ATTRIBUTED TO
   Investment income
      Net appreciation (depreciation)
        in fair value of investments          $    --         $  2,684      $ (34,466)
      Capital gains (losses)                       --              395         78,536
      Investment income                           5,527         13,380         10,108
                                              ---------       --------      ---------
                                                  5,527         16,459         54,178
                                              ---------       --------      ---------

   Contributions
      Participants'                               6,909         28,277         96,708
      Employer's                                   --             --             --
                                              ---------       --------      ---------
                                                  6,909         28,277         96,708
                                              ---------       --------      ---------
                TOTAL ADDITIONS                  12,436         44,736        150,886
                                              ---------       --------      ---------


DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO
  Benefits paid to participants                     272         11,276         32,612
  Administrative expenses                         1,776          3,591         12,077
                                              ---------       --------      ---------
                TOTAL DEDUCTIONS                  2,048         14,867         44,689
                                              ---------       --------      ---------

NET INCREASE PRIOR TO INTERFUND
 TRANSFERS                                       10,388         29,869        106,197

INTERFUND TRANSFERS                             (30,553)        88,933        (58,380)
                                              ---------       --------      ---------

                NET INCREASE (DECREASE)         (20,165)       118,802         47,817

NET ASSETS AVAILABLE FOR BENEFITS
      Beginning of year                         100,570        134,842        680,041
                                              ---------       --------      ---------

      End of year                             $  80,405       $253,644      $ 727,858
                                              =========       ========      =========





See notes to financial statements.


   Non-Participant Directed
-------------------------------
  Stock            Contribution
  Fund                Account                    Total
  ----                -------                    -----




$ 31,177               $  --                  $      (605)
     417                  --                       78,348
   3,848                  --                       32,863
--------               -------                -----------
  35,442                  --                      111,606
--------               -------                -----------


    --                    --                      131,894
  48,525                  --                       48,525
--------               -------                -----------
  48,525                  --                      180,419
--------               -------                -----------
  83,967                  --                      292,025
--------               -------                -----------



   6,448                 5,980                     56,588
    --                    --                       17,444
--------               -------                -----------
   6,448                 5,980                     74,032
--------               -------                -----------


  77,519                (5,980)                   217,993
    --                    --                        --
--------               -------                -----------

  77,519                (5,980)                   217,993


  75,595                 5,980                    997,028
--------               -------                -----------

$153,114               $  --                  $ 1,215,021
========               =======                ===========

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                Statements of Changes in Net Assets Available for
                         Benefits with Fund Information
                          Year Ended December 31, 1995


                                                            Participant Directed
                                              -----------------------------------------------
                                                  Stable          Balanced          Growth
                                              Principal Fund        Fund          Equity Fund
                                              --------------        ----          -----------

ADDITIONS TO NET ASSETS ATTRIBUTED TO
   Investment income
      Net appreciation (depreciation)
        in fair value of investments             $  2,246         $ 15,698         $ 39,846
      Capital gains (losses)                         --                490              527
      Investment income                             3,916            5,618           59,174
                                                 --------         --------         --------
                                                    6,162           21,806           99,547
                                                 --------         --------         --------

   Contributions
      Participants'                                16,240           16,602           90,344
      Employer's                                     --               --               --
                                                 --------         --------         --------
                                                   16,240           16,602           90,344
                                                 --------         --------         --------
                TOTAL ADDITIONS                    22,402           38,408          189,891
                                                 --------         --------         --------


DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO
  Benefits paid to participants                        99            1,540            6,126
  Administrative expenses                           1,104              899            3,770
                                                 --------         --------         --------
                TOTAL DEDUCTIONS                    1,203            2,439            9,896
                                                 --------         --------         --------

NET INCREASE PRIOR TO INTERFUND
 TRANSFERS                                         21,199           35,969          179,995

INTERFUND TRANSFERS                                79,371           98,873          500,046
                                                 --------         --------         --------

                NET INCREASE (DECREASE)           100,570          134,842          680,041

NET ASSETS AVAILABLE FOR BENEFITS
      Beginning of year                              --               --               --
                                                 --------         --------         --------

      End of year                                $100,570         $134,842         $680,041
                                                 ========         ========         ========




See notes to financial statements.

               Participant Directed                             Non-Participant  Directed
-----------------------------------------------         -------------------------------------------
 Investment                            Cash
 Company of       Bond Fund         Management          Stock          Contribution
  America        of America            Fund              Fund             Account            Total
  -------        ----------            ----              ----             -------            -----

$    --            $    --            $  --            $ 12,301          $   --            $ 70,091
     --                 --               --                --              19,381            20,398
     --                 --               --               1,622             7,617            77,947
---------          ---------          -------          --------          --------          --------
     --                 --               --              13,923            26,998           168,436
---------          ---------          -------          --------          --------          --------


     --                 --               --                --                --             123,186
     --                 --               --              44,063              --              44,063
---------          ---------          -------          --------          --------          --------
     --                 --               --              44,063              --             167,249
---------          ---------          -------          --------          --------          --------
     --                 --               --              57,986            26,998           335,685
---------          ---------          -------          --------          --------          --------



     --                 --               --                --              67,456            75,221
     --                 --               --                --                 199             5,972
---------          ---------          -------          --------          --------          --------
     --                 --               --                --              67,655            81,193
---------          ---------          -------          --------          --------          --------


     --                 --               --              57,986           (40,657)          254,492

 (433,123)          (284,462)          (6,103)           (1,239)           46,637              --
---------          ---------          -------          --------          --------          --------

 (433,123)          (284,462)          (6,103)           56,747             5,980           254,492


  433,123            284,462            6,103            18,848              --             742,536
---------          ---------          -------          --------          --------          --------

$    --            $    --            $  --            $ 75,595          $  5,980          $997,028
=========          =========          =======          ========          ========          ========

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                Statements of Changes in Net Assets Available for
                         Benefits with Fund Information
                          Year Ended December 31, 1994


                                                              Participant Directed
                                                ------------------------------------------------
                                                Investment                               Cash
                                                Company of           Bond Fund        Management
                                                  America           of America           Fund
                                                  -------           ----------           ----

ADDITIONS TO NET ASSETS ATTRIBUTED TO
   Investment income
      Net appreciation (depreciation)
        in fair value of investments             $ (22,759)         $ (41,825)         $    --
      Capital gains (losses)                            23             (1,907)              --
      Investment income                             22,277             25,846                378
                                                 ---------          ---------          ---------
                                                      (459)           (17,886)               378
                                                 ---------          ---------          ---------

   Contributions
      Participants'                                 58,452             34,097             13,665
      Employer's                                    11,351             10,503               --
                                                 ---------          ---------          ---------
                                                    69,803             44,600             13,665
                                                 ---------          ---------          ---------
                TOTAL ADDITIONS                     69,344             26,714             14,043
                                                 ---------          ---------          ---------


DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO
  Benefits paid to participants                       --                 --              115,081
  Administrative expenses                             --                 --                3,306
                                                 ---------          ---------          ---------
                TOTAL DEDUCTIONS                      --                 --              118,387
                                                 ---------          ---------          ---------

NET INCREASE PRIOR TO INTERFUND
 TRANSFERS                                          69,344             26,714           (104,344)

INTERFUND TRANSFERS                                (18,814)           (95,276)           104,482
                                                 ---------          ---------          ---------

                NET INCREASE (DECREASE)             50,530            (68,562)               138

NET ASSETS AVAILABLE FOR BENEFITS
      Beginning of year                            382,593            353,024              5,965
                                                 ---------          ---------          ---------

      End of year                                $ 433,123          $ 284,462          $   6,103
                                                 =========          =========          =========




See notes to financial statements.

           Non-Participant
              Directed
           ---------------

                Stock
                Fund                   Total
                ----                   -----




               $  --                  $ (64,584)
                  --                     (1,884)
                    41                   48,542
               -------                ---------
                    41                  (17,926)
               -------                ---------


                  --                    106,214
                 9,199                   31,053
               -------                ---------
                 9,199                  137,267
               -------                ---------
                 9,240                  119,341
               -------                ---------



                  --                    115,081
                  --                      3,306
               -------                ---------
                  --                    118,387
               -------                ---------


                 9,240                      954

                 9,608                     --
               -------                ---------

                18,848                      954


                  --                    741,582
               -------                ---------

               $18,848                $ 742,536
               =======                =========

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                          Notes to Financial Statements
                        December 31, 1996, 1995 and 1994

NOTE 1 - DESCRIPTION OF PLAN

The following description of the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan (Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

GENERAL - The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS - Each year, participants may contribute up to 15 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified plans. The company makes matching contributions of 50 percent of the first 6 percent of base compensation that a participant contributes to the Plan. Discretionary contributions may be contributed at the option of the Company's Board of directors. The Company's Board of Directors has not elected to make a discretionary contribution in any of the plan years since existence. Contributions are subject to certain limitations.

PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and
(b) Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

VESTING - Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after 5 years of credited service for both the matching and discretionary contributions.

INVESTMENT OPTIONS - Upon enrollment in the Plan, a participant may direct their contributions in 10 percent increments in any of 3 investment options.

      Stable Principle Fund - Funds invested in certificates of deposit, U.S. Treasury bills, commercial paper and other high quality money market instruments.

      Balanced Fund - Funds invested in U.S. Government Obligations, certificates of deposits, investment grade corporate bonds of reasonably short maturity, and money market investments.

      Growth Equity Fund - Funds invested in diversified portfolio of common stock and similar equities, pooled equity funds, and money market investments.

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                    Notes to Financial Statements (continued)
                        December 31, 1996, 1995 and 1994

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

The employer matching contribution is invested in the FNB Financial Services Corporation Common Stock Fund. The participants may not direct or redirect investments of employer matching contributions.

PARTICIPANT LOANS - Participants may not borrow from the Plan.

PAYMENT OF BENEFITS - On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments over a reasonable period not to exceed the participants life expectancy. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

FORFEITED ACCOUNTS - Forfeited nonvested employer matching accounts will be used to reduce future employer matching contributions. Forfeited nonvested employer profit sharing accounts shall be reallocated to remaining eligible participants profit sharing accounts. Forfeited nonvested accounts totalled $1,096 at December 31, 1996, $244 at December 31, 1995 and $1,594 at December 31, 1994.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan are prepared using the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

CASH EQUIVALENTS

The Plan considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

                       FNB FINANCIAL SERVICES CORPORATION
                 EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN

                    Notes to Financial Statements (continued)
                        December 31, 1996, 1995 and 1994

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the company has the right under the plan to discontinue contributions at any time and to terminate the plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

NOTE 4 - TAX STATUS

The Internal Revenue Service has determined and informed the company by a letter dated February 11, 1996 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.